UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2014

CDK Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Hassell Road, Hoffman Estates, IL	60169
(Address of principal executive offices)	(Zip Code)

(847) 397-1700

(Registrant’s Telephone Number, Including Area Code)

CDK Global Holdings, LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2014, Automatic Data Processing, Inc. (“ADP”) completed the distribution to its stockholders of all of the outstanding shares of common stock of CDK Global, Inc. (the “Company”) in a tax free spin-off. The distribution was paid in the amount of one share of the Company’s common stock for every three shares of ADP common stock owned by ADP’s stockholders as of 5:00 p.m. New York City time on September 24, 2014, the record date for the distribution.

A registration statement on Form 10 describing the spin-off was filed by the Company with the Securities and Exchange Commission (the “SEC”) and has been declared effective. An information statement (the “Information Statement”) regarding the Company and the spin-off was sent to all holders of record of ADP stock on September 24, 2014.

In connection with the distribution, the Company entered into certain agreements with ADP as of September 29, 2014, prior to its conversion from a limited liability company to a corporation, to govern the terms of the spin-off and to define its ongoing relationship with ADP, including obligations with respect to liabilities relating to the Company’s business and to ADP’s business and obligations with respect to each company’s employees, certain transition services, intellectual property and taxes.

Separation and Distribution Agreement

The Company entered into a separation and distribution agreement with ADP, which contains the key provisions relating to the separation of ADP’s Dealer Services business unit (to be carried on after the separation by the Company) from that of ADP and the distribution of the Company’s common stock to the stockholders of ADP. The separation and distribution agreement identifies the assets transferred and liabilities assumed by each of the Company and ADP in the separation, and it describes when and how these transfers and assumptions occur. In addition, it includes the procedures by which ADP and the Company became separate and independent companies. It also contains the conditions that were required to be satisfied, or waived by ADP, prior to completion of the separation and distribution.

Pre-Distribution Occurrences. The separation and distribution agreement provides, subject to the terms and conditions contained in the agreement and prior to the distribution, that the following will occur:

•	the consolidation of the Company’s international and domestic subsidiaries that are engaged in ADP’s Dealer Services business under the Company, a wholly owned subsidiary of ADP;

•	the Company’s conversion from a Delaware limited liability company to a Delaware corporation; and

•	the Company’s entry into a credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, providing for a senior unsecured revolving credit facility and a senior unsecured term loan facility, and the Company’s payment of a cash dividend to ADP.

Distribution. The separation and distribution agreement provides that the completion of the separation and distribution was subject to several conditions that were required to be satisfied, or waived by ADP, including:

•	the board of directors of ADP shall have given final approval of the separation and distribution, which approval the board of directors of ADP may give in its sole and absolute discretion;

•	the SEC shall have declared effective the registration statement relating to the separation and distribution, and no stop order shall be in effect with respect to the registration statement;

•	the actions and filings necessary or appropriate to comply with federal and state securities and blue sky laws and any comparable foreign laws shall have been taken and where applicable become effective or been accepted;

•	The NASDAQ Stock Market LLC (the “NASDAQ”) shall have accepted for listing the shares of the Company’s common stock distributed in the distribution, subject to official notice of issuance;

•	no order by any court or other legal or regulatory restraint preventing completion of the separation or the distribution shall have been threatened or in effect;

•	ADP shall have received an opinion from its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, satisfactory to ADP, to the effect that the distribution of the Company’s shares by ADP to its stockholders will qualify as a distribution that is tax-free under Section 355 and other related provisions of the Internal Revenue Code of 1986, as amended;

•	all consents and governmental or other regulatory approvals required in connection with the transactions contemplated by the separation and distribution agreement shall have been received;

•	each of the tax matters agreement, transition services agreement, data center services agreement, intellectual property transfer agreement and employee matters agreement shall have been entered into prior to the distribution and remain in full force and effect;

•	ADP shall have established the record date for determining stockholders of ADP entitled to receive shares of the Company’s common stock pursuant to the distribution;

•	the distribution shall not have violated or resulted in a breach of law or any material agreement;

•	each of the other pre-distribution occurrences shall have occurred; and

•	the board of directors of ADP shall not have determined that any event or development has occurred or exists that makes it inadvisable to effect the distribution.

Assumption of Liabilities and Indemnification. In general, under the separation and distribution agreement, the Company will indemnify ADP and its representatives and affiliates against certain liabilities to the extent relating to, arising out of or resulting from:

•	the Company’s failure to pay, perform or otherwise promptly discharge any of its liabilities or any of its contracts or agreements in accordance with their respective terms;

•	any of the Company’s liabilities, any of its assets or the operation of its business or prior businesses, whether arising prior to or after the distribution;

•	any breach by the Company of the separation and distribution agreement;

•	any untrue statement or alleged untrue statement of a material fact or material omission or material alleged omission to state a material fact required to be stated in the registration statement relating to the separation and distribution or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, other than certain information relating to ADP and the distribution;

•	the Company’s failure to substitute a subsidiary or affiliate, owned by the Company immediately prior to the distribution but after the reorganization, for any subsidiary or affiliate of ADP, owned by ADP immediately after the distribution, as guarantor or primary obligor for any of the Company’s agreements or liabilities; and

•	the Company’s failure to perform in connection with any contribution, assignment, transfer, conveyance, delivery or assumption related to the distribution that has (i) not been consummated as of the time and date of the distribution and (ii) is held by ADP for the Company’s benefit or account.

In general, under the separation and distribution agreement, ADP will indemnify the Company and its representatives and affiliates against certain liabilities to the extent relating to, arising out of or resulting from:

•	the failure of ADP to pay, perform or otherwise promptly discharge any liability of ADP or any ADP contract or agreement in accordance with its respective terms;

•	any of ADP’s liabilities, any of its assets or the operation of its retained business, whether arising prior to or after the distribution;

•	any breach by ADP of the separation and distribution agreement;

•	any untrue statement or alleged untrue statement of a material fact or material omission or material alleged omission to state a material fact required to be stated in the registration statement relating to the separation and distribution or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, only for certain information relating to ADP and the distribution;

•	the failure by ADP to substitute a subsidiary or affiliate of ADP, owned by ADP immediately after the distribution, for any of the Company’s subsidiaries or affiliates, owned by the Company immediately prior to the distribution but after the reorganization, as guarantor or primary obligor for any agreement or liability of ADP; and

•	the failure by ADP to perform in connection with any contribution, assignment, transfer, conveyance, delivery or assumption related to the distribution that has (i) not been consummated as of the time and date of the distribution and (ii) is held by the Company for the benefit or account of ADP.

Indemnification with respect to taxes will be governed by the tax matters agreement described below.

Further Action and Delayed Transfers. The separation and distribution agreement provides that the Company and ADP will cooperate to effect any contributions, assignments, transfers or assumptions not completed on the distribution date, due to approval, consent or other issues, as promptly following that date as is practicable. Until these contributions, assignments, transfers or assumptions can be completed, the party retaining the assets, liabilities or contracts to be contributed, assigned, transferred or assumed will hold in trust for the benefit of the other party any such assets, liabilities or contracts. In an effort to place each party, insofar as reasonably possible, in the same position as that party would have been in had the contributions, assignments, transfers or assumptions occurred at the time contemplated by the separation and distribution agreement, the separation and distribution agreement provides that the economic benefit or detriment associated with those assets, liabilities or contracts will generally be passed on to the party that would have received the assets, liabilities or contracts if the contributions, assignments, transfers or assumptions had occurred as contemplated.

Access to Information. Under the separation and distribution agreement, the following terms govern access to information:

•	after the distribution, subject to applicable confidentiality provisions and other restrictions, the Company and ADP will each give the other any information within that company’s possession that the requesting party reasonably needs (a) to comply with the requirements imposed on the requesting party by a governmental authority, (b) for use in any proceeding to satisfy audit, accounting, insurance claims, regulatory, litigation or other similar requirements, (c) to comply with its obligations under the separation and distribution agreement or certain of the ancillary agreements or (d) to enable the requesting party’s auditors to be able to complete their audit and preparation of financial statements and to meet the requesting party’s timetable for dissemination of its financial statements;

•	the Company and ADP will retain certain significant information owned or in their respective possession in accordance with their respective practices from time to time; and

•	the Company and ADP will, subject to applicable confidentiality provisions and other restrictions, use reasonable best efforts to make available to the other party, their respective past and present directors, officers, employees and other personnel and agents to the extent reasonably required in connection with any proceedings in which the other party may become involved.

Limited Representations and Warranties. Pursuant to the separation and distribution agreement, the Company and ADP made customary representations and warranties only with respect to their capacity to enter into and the validity and enforceability of the separation and distribution agreement and the ancillary agreements. Except as otherwise agreed, the Company and ADP both took all assets and liabilities “as is, where is” and bore the economic risk relating to conveyance of, title to or the assumption of the assets and liabilities conveyed to one another.

Expenses. In general, ADP will be responsible for expenses incurred in connection with the transactions contemplated in the separation and distribution agreement prior to the distribution.

The foregoing does not purport to be a full and complete description of the separation and distribution agreement. A copy of the separation and distribution agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Tax Matters Agreement

The Company entered into a tax matters agreement with ADP, which governs both the Company’s and ADP’s rights and obligations after the distribution with respect to taxes for both pre- and post-distribution periods. Under the tax matters agreement, ADP generally will be required to indemnify the Company for any income taxes attributable to its operations or the Company’s operations and for any non-income taxes attributable to its operations, in each case for all pre-distribution periods as well as any taxes arising from transactions effected to consummate the separation and distribution, and the Company generally will be required to indemnify ADP for any non-income taxes attributable to the Company’s operations for all pre-distribution periods and for any taxes attributable to its operations for post-distribution periods.

The Company is generally required to indemnify ADP against any tax resulting from the distribution (and against any claims made against ADP in respect of any tax imposed on its stockholders), in each case if that tax results from (i) an issuance of a significant amount of the Company’s equity securities, a redemption of a significant amount of its equity securities or involvement in other significant acquisitions of its equity securities (excluding the distribution described in the Information Statement), (ii) other actions or failures to act by the Company (such as those described in the following paragraph) or (iii) any of the Company’s representations or undertakings referred to in the tax matters agreement being incorrect or violated. ADP will generally be required to indemnify the Company for any tax resulting from the distribution if that tax results from (a) ADP’s issuance of its equity securities, redemption of its equity securities or involvement in other acquisitions of its equity securities, (b) other actions or failures to act by ADP or (c) any of ADP’s representations or undertakings referred to in the tax matters agreement being incorrect or violated.

In addition, to preserve the tax-free treatment to ADP of the distribution, for specified periods of up to 24 months following the distribution, the Company will generally be prohibited, except in specified circumstances, from:

•	issuing, redeeming or being involved in other significant acquisitions of the Company’s equity securities (excluding the distribution described in the Information Statement);

•	transferring significant amounts of the Company’s assets;

•	amending the Company’s certificate of incorporation or by-laws in any material respect;

•	failing to comply with the tax requirement for a spin-off that the Company engages in the active conduct of a trade or business after the spin-off; or

•	engaging in other actions or transactions that could jeopardize the tax-free status of the distribution.

Though valid as between the parties, the tax matters agreement is not binding on the IRS and does not affect the several liability of ADP and the Company for all U.S. federal taxes of the consolidated group relating to periods before the distribution date.

The foregoing does not purport to be a full and complete description of the tax matters agreement. A copy of the tax matters agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Transition Services Agreement

The Company entered into a transition services agreement with ADP prior to the distribution under which ADP and the Company, and each company’s affiliates or third-party service providers, will provide each other with certain specified services on an interim basis. Among the principal services to be provided by ADP to the Company are operational and administrative infrastructure-related services, such as the Company’s use of the e-mail domain “adp.com,” facilities sharing, procurement support, tax, human resources administrative services and services related to back office support and software development in the Company’s Indian facilities. Among the principal services to be provided by the Company to ADP are operational and administrative infrastructure-related services, such as facilities sharing and human resources administrative services.

Each company will pay fees to the other for any services provided, which fees are generally intended to be equal to the applicable allocable cost of such service provider’s services to the Dealer Services business or ADP’s business, as applicable, prior to the distribution.

The foregoing does not purport to be a full and complete description of the transition services agreement. A copy of the transition services agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Data Center Services Agreement

The Company entered into a data center services agreement with ADP prior to the distribution under which ADP will provide the Company with certain data center services relating to the provision of information technology, platform support, hosting and network services. The term of the agreement will expire two years after the distribution.

The foregoing does not purport to be a full and complete description of the data center services agreement. A copy of the data center services agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Intellectual Property Transfer Agreement

The Company entered into an intellectual property transfer agreement with ADP prior to the distribution. Under the agreement, ADP will assign to the Company certain patents, trademarks, copyrights and other intellectual property developed or owned by ADP or certain of its subsidiaries and with respect to which the Company is the primary or exclusive user today or the anticipated primary or exclusive user in the future.

The foregoing does not purport to be a full and complete description of the intellectual property transfer agreement. A copy of the intellectual property transfer agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Employee Matters Agreement

The Company entered into an employee matters agreement with ADP prior to the distribution pursuant to which certain employee benefits matters will be addressed, such as the treatment of ADP options held by the Company’s employees after the spin-off and the treatment of benefits for the Company’s management employees who participate in and have accrued benefits under the ADP Supplemental Officers Retirement Plan. The agreement will also, to the extent provided therein, delineate the benefit plans and programs in which the Company’s employees will participate following the spin-off. ADP will remain responsible for the payment of all benefits under the ADP benefit plans.

The foregoing does not purport to be a full and complete description of the employee matters agreement. A copy of the employee matters agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on September 16, 2014, the Company entered into a Credit Agreement among the Company, the borrowing subsidiaries from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”), providing for a senior unsecured revolving credit facility with up to $300 million of borrowing capacity (the “Revolving Loan Facility”) and a senior unsecured term loan facility with up to $250 million of borrowing capacity (the “Term Loan Facility” and together with the Revolving Loan Facility, the “Credit Facilities”). Also as previously reported, on September 16, 2014, the Company entered into a Bridge Credit Agreement among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Bridge Agreement”), providing for a bridge loan facility with $750 million of borrowing availability (the “Bridge Loan Facility”).

On September 30, 2014, the initial funding conditions under the Credit Agreement with respect to the Term Loan Facility and the Bridge Agreement with respect to the Bridge Loan Facility were satisfied, and the Company borrowed an aggregate principal amount of $1 billion under the Term Loan Facility and the Bridge Loan Facility (the “Borrowings”). The proceeds of the Borrowings were used to pay to ADP a cash dividend of $825 million prior to the spin-off and also to pay fees and expenses in connection with the spin-off and the Company’s entry into the Credit Facilities and the Bridge Loan Facility.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 29, 2014, in connection with its separation from ADP, the Company issued approximately 160.6 million shares of common stock to ADP. The common stock was issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 because the common stock was issued in a transaction not involving a public offering. The common stock has been registered under the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the Distribution, ADP, as sole stockholder of the Company, elected the persons set forth in the table below to the Company’s Board of Directors (the “Board”). On September 30, 2014, the Board appointed Mr. Sowinski (Chair), Mr. Deese and Mr. Radway as members of the Audit Committee; Mr. Deese (Chair), Mr. Miles and Mr. Radway as members of the Compensation Committee; and Ms. Hillman (Chair), Mr. Miles and Mr. Sowinski as members of the Nominating and Governance Committee. Each director will hold office until a successor is elected and qualified or until the director’s death, resignation or removal.

Name	Age	Committee Appointment
Steven J. Anenen	62	N/A
Leslie A. Brun	62	N/A
Willie A. Deese	59	Audit; Compensation (Chair)
Amy J. Hillman	49	Nominating and Governance (Chair)
Stephen A. Miles	46	Compensation; Nominating and Governance
Robert E. Radway	54	Audit; Compensation
Frank S. Sowinski	58	Audit (Chair); Nominating and Governance

Prior to the Distribution, the following persons were appointed to the offices of the Company set forth beside each person’s name:

Name	Age	Position(s)
Steven J. Anenen	62	President and Chief Executive Officer
Alfred A. Nietzel	52	Vice President and Chief Financial Officer
Robert N. Karp	53	Vice President and President, Automotive Retail North America
Andrew Dean	57	Vice President and President, Automotive Retail International
Scott L. Mathews	56	Vice President and President, Digital Marketing
Yvonne M. Surowiec	53	Vice President and Chief Human Resources Officer
Malcolm Thorne	42	Vice President and Global Chief Strategy Officer
Lee J. Brunz	45	Vice President, General Counsel and Secretary

Information regarding the background of the Company’s directors and executive officers is included in the Information Statement under the caption “Management” and information regarding director and officer compensation arrangements, including the CDK Global, Inc., 2014 Omnibus Award Plan, is included in the Information Statement under the caption “Executive Compensation.” Copies of the Company’s Change in Control Severance Plan for Corporate Officers, CDK Global, Inc., 2014 Omnibus Award Plan and CDK Global, Inc., Deferred Compensation Plan are filed as Exhibits 10.7, 10.8, and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Distribution and its conversion from a limited liability company to a corporation, on September 29, 2014, the Company filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the Distribution, the Company also approved and adopted By-laws.

Copies of the Company’s Certificate of Incorporation and By-laws are filed hereto as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for employees and directors. Copies of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the “Investor Relations” section of the Company’s website, www.cdkglobal.com.

Item 8.01.	Other Events.

A copy of the press release announcing the completion of the separation from ADP and announcing the beginning of trading of the Company’s common stock on NASDAQ is furnished as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Incorporation of the Company.

3.2	By-laws of the Company.

10.1	Separation and Distribution Agreement, dated September 29, 2014, by and between ADP and CDK Global Holdings, LLC.

10.2	Tax Matters Agreement, dated September 29, 2014, by and between ADP and the Company.

10.3	Transition Services Agreement, dated September 29, 2014, by and between ADP and CDK Global Holdings, LLC.

10.4	Data Center Services Agreement, dated September 29, 2014, by and between ADP and CDK Global Holdings, LLC.

10.5	Intellectual Property Transfer Agreement, dated September 29, 2014, by and between ADP and CDK Global Holdings, LLC.

10.6	Employee Matters Agreement, dated September 29, 2014, by and between ADP and CDK Global Holdings, LLC.

10.7	Change in Control Severance Plan for Corporate Officers of the Company.

10.8	CDK Global, Inc., 2014 Omnibus Award Plan.

10.9	CDK Global, Inc., Deferred Compensation Plan.

99.1	Press Release dated October 1, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2014

CDK Global, Inc.

By:	/s/ Steven J. Anenen
Name:	Steven J. Anenen
Title:	President and Chief Executive Officer